WARRANT FOR THE PURCHASE OF SHARES OF COMMON STOCK


No. WL-3                                                        Shares _________
                                             Aggregate Warrant Price $ _________

               FOR VALUE RECEIVED, TII Industries, Inc. (the "Company"), a Delaware corporation, hereby certifies that _____________________ , or his permitted assigns, is entitled to purchase from the Company, at any time or from time to time commencing September 1, 1993 and prior to 5:00 P.M., New York City time then current, on August 31, 1998, __________ fully paid and non-assessable shares of the common stock, $.01 par value, of the Company at the purchase price of $2.625 per share (said number of shares and exercise price being at the date of original issuance of the Warrants and prior to any adjustments made or required to be made under Section 3). Hereinafter, (i) said common stock, together with any other equity securities which may be issued by the Company with respect thereto or in substitution therefor, is referred to as the "Common Stock", (ii) the shares of the Common Stock purchasable hereunder are referred to as the "Warrant Shares", (iii) the aggregate purchase price payable hereunder for each of the Warrant Shares is referred to as the "Aggregate Warrant Price",
(iv) the price payable hereunder for each of the Warrant Shares is referred to as the "Per Share Warrant Price" and (v) this warrant and all warrants hereafter issued in exchange or substitution for this warrant are referred to as the "Warrants". The Aggregate Warrant Price is not subject to adjustment. The Per Share Warrant Price is subject to adjustment as hereinafter provided; in the event of any such adjustment, the number of Warrant Shares shall be adjusted by dividing the Aggregate Warrant Price by the Per Share Warrant Price in effect immediately after such adjustment.

1.             Exercise of Warrant

               (a)This Warrant may be exercised, in whole at any time or in part from time to time commencing September 1, 1993 (the "Commencement Date") and prior to 5:00 P.M., New York City time then current on August 31, 1998 (the "Expiration Date"), by the holder of this Warrant (the "Holder") by the surrender of this Warrant (with the subscription form at the end hereof duly executed) at the address set forth in Section 10 hereof, together with proper payment of the Aggregate Warrant Price, or the proportionate part thereof if this Warrant is exercised in part. Payment for the Warrant Shares shall be made by certified or official bank check, payable to the order of the Company. If this Warrant is exercised in part, this Warrant must be exercised for a number of whole shares of the Common Stock, and the Holder is entitled to receive a new Warrant covering the number of Warrant Shares in respect of which this Warrant has not been exercised and setting forth the proportionate part of the Aggregate Warrant Price applicable to such Warrant Shares. Upon such exercise and surrender of this Warrant, the Company will (i) issue a certificate or certificates in the name of the Holder for the largest number of whole shares of the Common Stock to which the Holder shall be entitled and, if this Warrant is exercised in whole, in lieu of any fractional share of the


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Common Stock to which the Holder  shall be entitled,  pay cash equal to the fair value of such fractional share (determined in such reasonable manner as the Board of Directors of the Company shall determine), and (ii) deliver the other securities and properties then receivable upon the exercise of this Warrant, or the proportionate part thereof if this Warrant is exercised in part, pursuant to the provisions of this Warrant.

               (b) In lieu of exercising this Warrant in the manner set forth in Subsection 1(a) above, this Warrant may be exercised between the Commencement Date and the Expiration Date by surrender of the Warrant without payment of any other consideration, commission or remuneration, together with the cashless exercise subscription form at the end hereof, duly executed, but the number of Warrant Shares to be issued in exchange for the Warrant shall be the product of
(x) the excess of the Per Share Market Price (as defined in Subsection 5(e) below) of the Common Stock on the date of surrender of the Warrant and the exercise subscription form over the Per Share Warrant Price and (y) the number of Warrant Shares subject to the portion of this Warrant being exercised pursuant to Subsection 1(a) above divided by the Per Share Market Price of the Common Stock on such date. Upon such exercise and surrender of this Warrant, the Company will (i) issue a certificate or certificates in the name of the Holder for the largest number of whole shares of the Common Stock to which the Holder shall be entitled pursuant to this Subsection 1(b) and in lieu of any fractional share of the Common Stock to which the Holder shall be entitled, pay cash equal to the fair value of such fractional share (determined in such reasonable manner as the Board of Directors of the Company shall determine), and (ii) deliver the other securities and properties then receivable upon the exercise of this Warrant, pursuant to the provisions of this Warrant. Warrant Shares so applied in payment of the Per Share Warrant Price shall no longer be issuable under this Warrant.

2.             Reservation of Warrant Shares

               The Company agrees that, prior to the expiration of this Warrant, the Company will at all times have authorized and in reserve, and will keep available, solely for issuance or delivery upon the exercise of this Warrant, such number of shares of the Common Stock and such amount of other securities and properties as from time to time shall be deliverable to the Holder upon the exercise of this Warrant, free and clear of all restrictions on sale or transfer (except such as may be imposed under applicable Federal and State securities laws) and free and clear of all preemptive rights and all other rights to purchase securities of the Company.

3.             Protection Against Dilution

               (a) If, at any time or from time to time after the date of this Warrant, the Company shall distribute to the holders of its outstanding Common
Stock: (i) securities, other than shares of Common Stock, or (ii) property, other than cash without in either case payment therefor, with respect to Common Stock, then, and in each such case, the Holder, upon the exercise of this Warrant, shall be entitled to receive the securities and property which the Holder would

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hold on the date of such  exercise if, on the date of this  Warrant,  the Holder had been the holder of record of the number of shares of the Common Stock subscribed for upon such exercise and, during the period from the date of this Warrant to and including the date of such exercise, had retained such shares and the securities and properties receivable by the Holder during such period. Notice of each such distribution shall be forthwith mailed to the Holder.

               (b) If, at any time or from time to time after the date of this Warrant, the Company shall (i) pay a dividend or make a distribution on its capital stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares or (iv) issue by reclassification of its Common Stock any shares of capital stock of the Company, the Per Share Warrant Price in effect immediately prior to such action shall be adjusted so that the Holder of any Warrant thereafter exercised shall be entitled to receive the number of shares of Common Stock or other capital stock of the Company which he would have owned or been entitled to receive immediately following the happening of any of the events described above had this Warrant been exercised immediately prior thereto. An adjustment made pursuant to this Subsection 3 (b) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this Subsection 3 (b), the holder of any Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company, the Board of Directors (whose determination shall be conclusive and shall be described in a written notice to the Holder of any Warrant promptly after such adjustment) shall determine the allocation of the adjusted Per Share Warrant Price between or among shares of such classes or capital stock or shares of Common Stock and other capital stock.

               (c) Except as provided in Subsection 3(e), in case the Company shall hereafter issue or sell any shares of Common Stock for a consideration per share less than the Per Share Market Price of Common Stock (determined pursuant to Subsection 5(e)) as of the close of business on the business day last preceding the date on which such issuance or sale was authorized by the Company's Board of Directors, the Per Share Warrant Price shall be adjusted as of the date of such issuance or sale so that the same shall equal the price determined by multiplying the then existing Per Share Warrant Price as of the close of business on the business day last preceding the date on which such issuance or sale was authorized by the Company's Board of Directors by a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding immediately prior to such issuance or sale multiplied by the Per Share Market Price as of the close of business on the business day last preceding the date on which such issuance or sale was authorized by the Company's Board of Directors plus (B) the aggregate consideration received by the Company for the issuance or sale of capital stock, rights, options or warrants to acquire capital stock, or securities convertible into capital stock of the Company (including with respect to the securities contemplated by this Subsection 3(c)) since the last previous change in the Per Share Warrant

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Price or, if there has been no such previous change,  since the issuance of this
Warrant, and the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such issuance or sale multiplied by the Per Share Market Price as of the close of business on the business day last preceding the date on which such issuance or sale was authorized by the Company's Board of Directors.

               (d) Except as provided in Subsection 3(e), in case the Company shall hereafter issue or sell any rights, options, warrants or securities convertible into Common Stock entitling the holders thereof to purchase Common Stock or to convert such securities into Common Stock for a consideration per share (determined by dividing (i) the total amount, if any, received or receivable by the Company in consideration of the issuance or sale of such rights, options, warrants or convertible securities plus the total consideration, if any, payable to the Company upon exercise or conversion thereof (the "Total Consideration") by (ii) the number of additional shares of Common Stock issuable upon exercise or conversion of such securities) which is less than the then Per Share Market Price of Common Stock (determined pursuant to Subsection 5(e)) as of the close of business on the business day last preceding  the  date on  which  such  issuance  or sale  was  authorized  by the
Company's Board of Directors, the Per Share Warrant Price shall be adjusted as of the date of such issuance or sale so that the same shall equal the price determined by multiplying the then existing Per Share Warrant Price by a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding immediately prior to such issuance or sale multiplied by the Per Share Market Price as of the close of business on the business day last preceding the date on which such issuance or sale was authorized by the Company's Board of Directors plus (3) the Total Consideration plus (C) the aggregate amount of consideration received by the Company for the issuance or sale of capital stock, rights, options or warrants to acquire capital stock, or securities convertible into capital stock of the Company (excluding with respect to securities contemplated by this Subsection (d)) since the last previous change in the Per Share Warrant Price or, if there has been no such previous change, since the issuance of the Warrant, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issuance or sale plus the maximum number of additional shares of Common Stock issuable upon exercise of the rights, options, warrants or the conversion of securities convertible into Common Stock which causes an adjustment under this Subsection 3(d) multiplied by the Per Share Market Price as of the close of business on the business day last preceding the date on which such issuance or sale was authorized by the Company's Board of Directors. No further adjustments of the Per Share Warrant Price shall be made upon the actual issuance of Common Stock upon the exercise of such rights, options, warrants or securities convertible into Common Stock. Upon the expiration of any such right, option or warrant, or termination of any right to convert any such convertible securities, without exercise, the Per Share Warrant Price then in effect shall forthwith automatically be increased to the Per Share Warrant Price that would have been in effect at the time of such expiration or termination had such right, option, warrant or convertible securities, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the shares issuable thereunder shall no longer be deemed outstanding.

               (e) Notwithstanding any provision herein to the contrary, no adjustment to the Per Share Warrant Price (nor number of Warrant Shares subject to this Warrant) shall be made pursuant to this Section 3 upon the issuance or sale by the Company of any Common Stock upon the exercise or conversion of (i) the Warrants (and all similar Warrants originally issued to the initial Holder of the Warrants as of September 1, 1993), (ii) all options, warrants and convertible securities of the Company outstanding on September 1, 1993 (including any extensions of the expiration or termination dates or repricings thereof) and (iii) options to purchase shares of the Company's capital stock which may be granted to employees (including employees who are officers and/or directors of the Company) of the Company under any stock option plan, restricted stock, stock purchase or other similar benefit arrangement now or hereafter adopted by the Board of Directors of the Company.

               (f) In case of any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another entity of the property of the Company as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another entity (including any exchange effectuated in connection with a merger of any other corporation with the Company other than a merger in which the Company is the continuing corporation) the Holder of this Warrant shall have the right thereafter to exercise such Warrant for the kind and amount of securities, cash or other property which he would have owned or have been entitled to receive immediately after such consolidation, merger, statutory exchange, sale or conveyance had this Warrant been exercised immediately prior to the effective date of such consolidation, merger, statutory exchange, sale or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section 3 with respect to the rights and interests thereafter of the Holder of this Warrant to the end that the provisions set forth in this Section 3 shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant. The above provisions of this Subsection 3(f) shall similarly apply to successive consolidations, mergers, statutory exchanges, sales or conveyances of property as an entirety or substantially as an entirety. Notice of any such consolidation, merger, statutory exchange, sale or conveyance, and of said provisions so proposed to be made, shall be mailed to the Holder not less than 20 days prior to such event. A sale of all or substantially all of the assets of the Company for a consideration consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

               (g) No adjustment in the Per Share Warrant Price shall be required unless such adjustment would require an increase or decrease of at least $0.05 per share of Common Stock; provided, however, that any adjustments which by reason of this Subsection 3(g) are not required to be made shall be carried forward and taken into account in any subsequent adjustments and provided further, however, that adjustments shall be required and made in accordance with the provisions of this Section 3 (other than this Subsection 3(g)) not later than

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such time as may be  required  in order to  preserve  the  tax-free  nature of a distribution to the Holder of this Warrant or Common Stock. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. Anything in this Section 3 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Per Share Warrant Price, in addition to those required by this Section 3, as it in its discretion shall deem to be advisable in order that any stock dividend, subdivision of shares or distribution of rights to purchase stock or securities convertible or exchangeable for stock hereafter made by the Company to its shareholders shall not be taxable.

               (h) Whenever the Per Share Warrant Price is adjusted as provided in this Section 3 and upon any modification of the rights of the Holder of this Warrant in accordance with this Section 3, the Company shall, at its own expense, within ten (10) days of such adjustment or modification, deliver to the holder of this Warrant a certificate of the Principal Financial Officer of the Company setting forth the unaudited Per Share Warrant Price and the number of Warrant Shares after such adjustment or the effect of such modification, a brief statement of the facts requiring such adjustment or modification and the manner of computing the same.

               (i) If the Board of Directors of the Company shall declare any dividend or other distribution in cash with respect to the Common Stock, other than out of earned surplus, the Company shall mail notice thereof of the Holder not less than 10 days prior to the record date fixed for determining shareholders entitled to participate in such dividend or other distribution.

               (j) In the event of the exercise of all or part of this Warrant after the record date for any event described in Subsection 3(a) or (b) but prior to the effective or payment date therefor, the Company may defer until the effective or payment date issuing (and, in case of any stock combination or reclassification that would result in the Holder being entitled to fewer shares of Common Stock, the Company need not issue) to the Holder any shares or property in addition to (or in excess of) that which the Holder would be entitled to own prior to such payment or effective date had the Holder exercised this Warrant (or portion thereof exercised) immediately prior to such record date.

               (k) If the consideration received or to be received by the Company with respect to any Common Stock, rights, options, warrants or securities convertible into Common Stock (including any future consideration which may be received): (i) is cash, the amount thereof shall be the amount of cash to be received and/or (ii) is a consideration other than cash, the amount of such other consideration shall be deemed to be the fair market value of such consideration as determined by the Board of Directors of the Company, in the case of (i) and/or (ii) without deduction therefrom of any expenses incurred or any underwriting commissions, discounts or concessions paid or allowed by the Company.

4.             Fully Paid Stock: Taxes

               The Company agrees that the shares of the Common Stock represented by each and every certificate for Warrant Shares delivered on the exercise of this Warrant in accordance with the terms hereof shall, at the time of such delivery, be validly issued and outstanding, fully paid and non-assessable, and not subject to preemptive rights or other contractual rights to purchase securities of the Company, and the Company will take all such actions as may be necessary to assure that the par value or stated value, if any, per share of the Common Stock is at all times equal to or less than the then Per Share Warrant Price. The Company further covenants and agrees that it will pay, when due and payable, any and all Federal and state stamp, original issue or similar taxes which may be payable in respect of the issue of any Warrant Share or certificate therefor.

5.             Registration Under Securities Act of 1933

               (a) The Company agrees that if, on one occasion during the period commencing on September 1, 1994, and ending on the earlier to occur of the second anniversary of the exercise of this Warrant or September 1, 2000, the Holder and/or the Holders of any other Warrants and/or Warrant Shares who or which shall hold, in the aggregate, not less than 50% of the sum of (i) the number of Warrant Shares subject to then outstanding Warrants and (ii) Warrant Shares outstanding at such time and not previously sold pursuant to this Section 5, request that the Company file a registration statement under the Securities Act of 1933, as amended (the "Act"), covering all or any of the Warrant Shares (but not less than 75,000 Warrant Shares) the Company will (i) promptly notify the Holder and all other registered Holders, if any, of other Warrant and/or Warrant Shares that such registration statement will be filed and that the Warrant Shares which are then held, and/or which may be acquired upon the exercise of Warrants, by the Holder and such Holders will be included in such registration statement at the Holder's and such Holders' request, (ii) cause such registration statement to cover all Warrant Shares which it has been so requested to include, (iii) use its best efforts to cause such registration statement to become effective as soon as practicable and to remain effective and current until such time as an amendment is required to be filed pursuant to the provisions of Section 10(a)(3) of the Act, provided, however, that if such registration statement is on a registration form that may be kept current be means of incorporating by reference periodic reports filed by the Company under
Section 13 of the Securities Exchange Act of 1934, two years from the effective date of such registration statement, and (iv) subject to Subsection 5(c) below use its best efforts to take all other action necessary under any Federal or state law or regulation of any governmental authority to permit all Warrant Shares which it has been so requested to include in such registration statement to be sold or otherwise disposed of and (c) subject to Subsection 5(a)(iii), use its best efforts to maintain such compliance with each such Federal and state law and regulation of any governmental authority for the period necessary for the Holder and such Holders to effect the proposed sale or other disposition.

               (b) The Company agrees that if, at any time and from time to time during the period commencing on September 1, 1994 and ending on the earlier to occur of the second anniversary of the exercise of this Warrant or September 1, 2000, the Board of Directors of

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the Company shall  authorize the filing of a  registration  statement  (any such
registration   statement  being  sometimes   hereinafter  called  a  "Subsequent
Registration Statement") under the Act (otherwise than pursuant to Subsection 5(a) hereof and otherwise than in connection with mergers, acquisitions, exchange offers or recapitalizations on Form S-4 (or a successor form thereto), subscription offers, dividend reinvestment plans and stock option or other employee benefit plans) in connection with the proposed offer of any of its securities by it or any of its shareholders, the Company will (i) promptly notify the Holder and all other registered Holders, if any, of other Warrants and/or Warrant Shares that such Subsequent Registration Statement will be filed and that the Warrant Shares which are then held, and/or which may be acquired upon the exercise of the Warrants, by the Holder and such Holders will be included in such Subsequent Registration Statement at the Holder's and such
Holders'   request,   (ii)  use  its  best  efforts  to  cause  such  Subsequent
Registration Statement to cover all Warrant Shares which it has been so requested to include, (iii) use its best efforts to cause such Subsequent Registration Statement to cover all Warrant Shares which it has be so requested to include, (iii) use its best efforts to cause such Subsequent Registration Statement to become effective as soon as practicable and to remain effective and current until such time as an amendment is required to be filed pursuant to the provisions of Section 10(a)(3) of the Act, provided, however, that if such registration statement is on a registration form that may be kept current by means of incorporating by reference periodic reports filed by the Company under
Section 13 of the Securities Exchange Act of 1934, two years from the effective date of such registration statement, and (iv) subject to Subsection 5(a)(iii), use its best efforts to take all other action necessary under any Federal or state law or regulation of any governmental authority to permit all Warrant Shares which it has been so requested to include in such Subsequent Registration Statement to be sold or otherwise disposed of and will use its best efforts to maintain such compliance with each such Federal and state law and regulation of any governmental authority for the period necessary for the Holder and such holders to effect the proposed sale or other disposition. Notwithstanding anything to the contrary in this Subsection 5(b), if any such Subsequent Registration Statement relates to an underwritten offering and the managing underwriter(s) of such offering advises in writing that in its opinion the inclusion in such Subsequent Registration Statement of any of the Warrant Shares exceeds the number of securities that can be sold in such offering or could materially and adversely affect the price that could be obtained in such offering, then the number of Warrant Shares to be included in such Subsequent Registration Statement shall be reduced on a pro rata basis amount among the Warrant Shares proposed to be included in such Subsequent Registration Statement and all other securities proposed to be sold in the offering to such number that such managing underwriter(s) advises could be included in such underwriting without interfering with the successful marketing of the securities otherwise proposed to be sold in the offering. Furthermore, it shall be a condition to participation in any underwritten offering that a holder of the Warrant Shares who elects to participate in the Subsequent Registration Statement execute and deliver an Underwriting Agreement with the proposed underwriters of such offering.

               (c) Whenever the Company is required pursuant to the provisions of this Section 5 to include Warrant Shares in a registration statement, the Company shall (i) furnish each Holder of any such Warrant Shares and each underwriter of such Warrant Shares with such copies of the prospectus, including the preliminary prospectus, conforming to the Act (and such other documents as each such Holder or each such underwriter may reasonably request) in order to facilitate the sale or distribution of the Warrant Shares, (ii) use its best effort to register or qualify such Warrant Shares under the blue sky laws (to the extent applicable) of such jurisdiction or jurisdictions as the Holders of any such Warrant Shares and each underwriter of Warrant Shares being sold by such Holders shall reasonably request and (iii) take such other actions as may be reasonably necessary or advisable to enable such Holders and such underwriters to consummate the sale or distribution in such jurisdiction or jurisdictions in which such Holders shall have reasonably requested that the Warrant Shares be sold provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Subsection 5(c).

               (d) The Company shall pay all expenses incurred in connection with any registration or other action pursuant to the provisions of this Section, including up to $25,000 of attorneys' fees and expenses for one counsel representing the Holder(s) of the Warrant Shares covered by such registration statement incurred in connection with such registration or other action other than underwriting discounts and applicable transfer taxes relating to the Warrant Shares.

               (e) The Per Share Market Price of Common Stock shall mean the price of a share of Common Stock on the relevant date, determined on the basis of (i) the last reported sale price of the Common Stock as reported on the NASDAQ National Market System ("NASDAQ") or, if there is no such reported sale on the day in question, on the basis of the average of the closing bid and asked quotations as so reported, or, (ii) if the Common Stock is not listed on NASDAQ, the last reported sale price of the Common Stock on such national securities exchange upon which the Common Stock is listed, or, (iii) if neither (i) nor
(ii) is applicable, on the basis of the average of the closing bid and asked quotations on the day in question in the over-the-counter market as reported by the National Association of Securities Dealers' Automated Quotations System, or if not so quoted, as reported by National Quotation Bureau, Incorporated or similar organization.

               (f) Notwithstanding anything in this Section 5 to the contrary: the Company shall be entitled to postpone the filing of any registration statement otherwise required to be prepared and filed by it and shall not be obligated to keep an effective registration statement current (i) to the extent and during such time as is reasonably necessary to prepare the financial statements of the Company for the fiscal period most recently ended prior to such written request or required to be included with respect to another entity by reason of an acquisition or otherwise, (ii) for a period of up to 90 days if the Company would be required to disclose in such registration statement the existence of any fact relating to a material business situation, transaction or negotiation not otherwise publicly disclosed (which right to postpone registration shall terminate upon the public disclosure by the Company of the existence of such fact) and

(iii) during the 180-day period following the effectiveness of a registration statement filed by the Company in connection with an underwritten primary or a secondary offering of its securities.

               (g) Notwithstanding anything to this Section 5 to the contrary, the Company will have no such obligation to prepare and file a registration statement or include Warrant Shares in any registration which it prepares and files: (i) if it provides to the Holders so requesting registration an opinion of counsel, in form and substance reasonably satisfactory to such Holder, to the effect that the Warrant Shares for which registration is being requested may be sold under Rule 144 under the Act or otherwise in open market transactions without registration and without compliance with Rule 144 under the Act and (ii) if, within thirty days after it receives any request for such registration, it agrees to purchase for cash within twenty (20) days thereafter (the Holder hereof hereby grants the Company the right and option to so purchase such Warrants and Warrant Shares in such circumstances) the Warrants and Warrant Shares for which registration has been requested at a price equal to (A) in the case of Warrants, the difference between the then Per Share Market Price of the Common Stock and the Per Share Warrant Price of such Warrants multiplied by the number of Warrant Shares being purchased or (B) in the case of Warrant Shares, the then Per Share Market Price of the Common Stock multiplied by the number of Warrant Shares being purchased.

6.             Indemnification

               (a) The Company agrees to indemnify and hold harmless each selling holder of Warrant Shares and each person who controls any such selling holder within the meaning of Section 15 of the Act, and each and all of them, from and against any and all losses, claims, damages, liabilities or actions, joint or several, to which any selling holder of Warrant Shares or they or any of them may become subject under the Act or otherwise and to reimburse the persons indemnified as above for any reasonable legal or other expenses (including the cost of any investigation and preparation) incurred by them in connection with any litigation or threatened litigation, whether or not resulting in any liability, but only insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement pursuant to which Warrant Shares were registered under the Act (hereinafter called a "Registration Statement"), any preliminary prospectus, the final prospectus or any amendment or supplement thereto (or in any application or document filed in connection therewith) or document executed by the Company based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to register or qualify the Warrant Shares under the securities laws thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) the employment by the Company of any device, scheme or artifice to defraud, or the engaging by the Company in any act, practice or course of conduct which operates or would operate as a fraud or deceit, or any conspiracy with respect thereto, in which the Company shall participate, in connection with the issuance and sale of any of the Warrant Shares; provided, however, that (i) the indemnity agreement contained in this Subsection 6(a) shall not extend to any selling holder of Warrant Shares in respect of any such losses, claims, damages, liabilities or actions arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was based upon and made in conformity with information furnished in writing to the Company by a selling holder of Warrant Shares specifically for use in connection with the preparation of such Registration Statement, any final prospectus, any preliminary prospectus or any such amendment or supplement thereto. The Company agrees to pay any legal and other expenses for which it is liable under this Subsection 6(a) from time to time (but not more frequently than monthly) within 30 days after its receipt of a bill therefor.

               (b) Each selling holder of Warrant Shares, severally and not jointly, will indemnify and hold harmless the Company, its directors, its officers who shall have signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act to the same extent as the foregoing indemnify from the Company, but in each case to the extent, and only to the extent, that any statement in or omission from or alleged omission from such Registration Statement, any final prospectus, any preliminary prospectus or any amendment or supplement thereto was made in reliance upon information furnished in writing to the Company by such selling holder of Warrant Shares specifically for use in connection with the preparation of the Registration Statement, any final prospectus or any preliminary prospectus or any such amendment or supplement thereto, provided however, that the obligation of any holder of Warrant Shares to indemnify the Company under the provisions of this Subsection 6 (b) shall be limited to the product of the number of Warrant Shares being sold by the selling holder and the market price of the Common Stock on the date of the sale to the public of these Warrant Shares. Each selling holder of Warrant Shares agrees to pay any legal and other expenses for which it is liable under this Subsection 6(b) form time to time (but not more frequently than monthly) within 30 days after receipt of a bill therefor.

               (c) if any  action  is  brought  against  a  person  entitled  to indemnification pursuant to the foregoing Subsection 6 (a) or (b) (an "indemnified party") in respect of which indemnity may be sought against a person granting indemnification (an "indemnifying party") pursuant to such Subsection, such indemnified party shall promptly notify such indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party of any such action shall not release the indemnifying party from any liability it may have to such indemnified party otherwise than on account of the indemnity agreement contained in Subsection 6(a) or (b). In case any such action is brought against an indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party against which a claim is to be made will be entitled to participate therein at its own expense and, to the extent that it may wish, to assume at its own expense the defense thereof, with counsel reasonably satisfactory to such indemnified party, provided, however, that (i) if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded based upon advice of counsel that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party shall have the right to select separate counsel to assert such legal defenses and otherwise to participate in the defense of such action on behalf of such indemnified party or parties and
(ii) in any event, the indemnified party shall be entitled to have counsel chosen by such indemnified party participate in, but not conduct, the defense at the expense of the indemnifying party. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this
Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with proviso (i) to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (ii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. An indemnifying party shall not be liable for any settlement of any action or proceeding effected without its written consent.

               (d) In order to provide for just an equitable contribution in circumstances in which the indemnity agreement provided for in Subsection 6 (a) is unavailable to a selling holder of Warrant Shares in accordance with its terms, the Company and the selling holder of Warrant Shares shall contribute to the aggregate losses, claims, damages and liabilities of the nature contemplated by said indemnity agreement incurred by the Company and the selling holder of Warrant Shares in such proportions as is appropriate to reflect the relative benefits received by the Company and the selling holder of Warrant Shares from any offering of the Warrant Shares; provided, however, that if such allocation is not permitted by applicable law or if the indemnified party failed to give the notice required under Subsection 6 (c), then the relative fault of the Company and the selling holder of Warrant Shares in connection with the statements or omissions which resulted in such losses, claims, damages and liabilities and other relevant equitable considerations will be considered together with such relative benefits.

               (e) The respective indemnity and contribution agreements by the Company and the selling holder of Warrant Shares in Subsection 6 (a), (b), (c) and (d) shall remain operative and in full force and effect regardless of (i) any investigation made by any selling holder of Warrant Shares or by or on behalf of any person who controls such selling holder or by the Company or any controlling person of the Company or any director or any officer of the Company,
(ii) payment for any of the Warrant Shares or (iii) any termination of this Agreement, and shall survive the delivery of the Warrant Shares, and any successor of the Company, or any of selling holder of Warrant Shares or of any person who controls the Company or of any selling holder of Warrant Shares, as the case may be, shall be entitled to the benefit of such respective indemnity and contribution agreements. The respective indemnity and contribution agreements by the Company and the selling holder of Warrant Shares contained in Subsection 6(a), (b), (c) and (d) shall be in addition to any liability which the Company and the selling holder of Warrant Shares may otherwise have.

7.             Limited Transferability

               (a) This Warrant is not transferable or assignable by the Holder except it may be transferred in compliance with Subsection (b) and with respect to not less than 20,000 Warrant Shares, this Warrant may be transferred and assigned: (i) to Ladenburg, Thalmann & Co. Inc., any successor firm or corporation of Ladenburg, Thalmann & Co. Inc., (ii) to any of the officers or employees of Ladenburg, Thalmann & Co. Inc. or of any such successor firm or
(iii) in the case of an individual pursuant to such individual's last will and testament or the laws of descent and distribution and is so transferable only upon the books of the Company which it shall cause to be maintained for the purpose. The Company may treat the registered holder of this Warrant as he or it appears on the Company's books at any time as the Holder for all purposes. The Company shall permit any Holder of a Warrant or his or its duly authorized attorney, upon written request during ordinary business hours, to inspect and copy or make extracts from its books showing the registered Holders of Warrants. All Warrants will be dated the same date as this Warrant.

               (b) By acceptance hereof, the Holder represents and warrants that this Warrant is being acquired, and all Warrant Shares to be purchased upon the exercise of this Warrant will be acquired, by the Holder solely for the account of such Holder and not with a view to the fractionalization and distribution thereof and will not be sold or transferred except in accordance with the applicable provisions of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, and the Holder agrees that neither this Warrant nor any of the Warrant Shares may be sold or transferred except under cover of a Registration Statement under the Act which is effective and current with respect to such Warrant Shares or pursuant to an opinion, in form and substance reasonably acceptable to the Company, that registration under the Act is not required in connection with such sale or transfer. Any Warrant Shares issued upon exercise of this Warrant shall bear the following legend:

                              "The  Securities  represented by this  certificate
               have not been registered under the Securities Act of 1933 and are restricted securities (within the meaning of the rules and regulations promulgated thereunder). Such securities may not be sold or transferred except pursuant to a Registration Statement under such Act which is effective and current with respect to such securities or pursuant to an opinion of counsel reasonably satisfactory to the Company that such sale or transfer is exempt from the registration requirements of such Act."

8.             Loss, Etc., of Warrant

               Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, and upon reimbursement of the Company's reasonable incidental expenses, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

9.             Warrant Holder not Shareholder

               Except as otherwise provided herein, this Warrant does not confer upon the Holder any right to vote or to consent to or receive a notice as a shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the exercise hereof.

10.            Communication

               No notice or other communication under this Warrant shall be effective unless, but any notice or other communication shall be effective and shall be deemed to have been given if, the same is in writing and is mailed by first-class mail, postage prepaid, addressed to:

               (a) the Company at 1385 Akron Street, Copiague, New York 11726 or such other address as the Company has designated in writing to the Holder; or

               (b) the  Holder  at  ___________________________,  or such  other address as the Holder has designated in writing to the Company.

               All notices shall be effective when mailed in the manner described above, except that elections to exercise this Warrant shall be effective when received by the Company with proper payment therefor.

11.            Headings

               The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

12.            Applicable Law

               This Warrant shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law thereof.

IN WITNESS WHEREOF, TII INDUSTRIES, INC. has caused this Warrant to be signed by its President and its corporate seal to be hereunto affixed and attested by its Assistant Secretary as of the lst day of September, 1993.


ATTEST:                                   TII INDUSTRIES, INC.


          ___________________________     By:____________________________
          Frances Giambanco,                 Timothy J. Roach
          Assistant Secretary                President


[Corporate Seal]

                                  SUBSCRIPTION


The   undersigned,   ______________________________________   pursuant   to  the
provisions of Subsection 1(a) of the foregoing Warrant, hereby agrees to subscribe for and purchase __________________________ shares of the Common Stock of TII INDUSTRIES, INC. covered by said Warrant, and makes payment therefor in full at the price per share provided by said Warrant.

Dated:_______________________                Signature:_________________________

                                             Address:___________________________

                                   ASSIGNMENT


               FOR VALUE RECEIVED,  _____________________________________ hereby sells,  assigns and  transfers  unto  _____________________________________  the foregoing Warrant and all rights evidenced thereby, and does irrevocably constitute and appoint _______________________________________ , attorney, to transfer said Warrant on the books of TII INDUSTRIES, INC.

Dated:_________________                      Signature:_________________________

                                             Address:___________________________




                               PARTIAL ASSIGNMENT


               FOR   VALUE   RECEIVED,   _______________________________________
hereby assigns and transfers unto __________________ the right to purchase _____________________________________ shares of the Common Stock of TII
INDUSTRIES, INC. by the foregoing Warrant, and a proportionate part of said Warrant and the rights evidenced hereby, and does irrevocably constitute and appoint______________, attorney, to transfer that part of said Warrant on the books of TII INDUSTRIES, INC.

Dated:_________________                      Signature:_________________________

                                             Address:___________________________

                       CASHLESS EXERCISE SUBSCRIPTION FORM

               The undersigned, ____________________, pursuant to the provisions of Subsection 1(b) of the foregoing Warrant, hereby agrees to subscribe for and purchase ______ shares of the Common Stock of TII Industries, Inc. (the "Company") covered by said Warrant, and makes payment therefor by exchanging a portion of such shares to pay the Aggregate Warrant Price therefor, and authorizes the Company to calculate the number of shares of Common Stock issuable following such exchange, all as determined pursuant to Subsection l(b) of the foregoing Warrant.

Dated:_________________                      Signature:_________________________

                                             Address:___________________________